KPMG LLP
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402



                                INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Advantus Enterprise Fund, Inc.:


We consent to the use of our report dated November 9, 2001 incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                                KPMG LLP


Minneapolis, Minnesota
January 29, 2002